Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Second Quarter 2023 Results

SYRACUSE, N.Y. — July 31, 2023 — Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2023 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

Second Quarter 2023 Performance Highlights Summary

•	Second Quarter 2023 Net Income of $48.3 million, or $0.89 per fully-diluted share, was up $8.5 million, or $0.16 per fully-diluted share, from the prior year’s second quarter

•	Operating Net Income, a non-GAAP measure, of $49.1 million, or $0.91 per fully-diluted share, was up $2.8 million, or $0.06 per fully-diluted share, from the prior year’s second quarter

•	Total Loans of $9.17 billion, was up $188.4 million, or 2.1%, from the end of the prior quarter

•	Total Financial Services (Employee Benefit Services, Insurance Services and Wealth Management Services) Revenues of $48.3 million, was up $1.4 million, or 3.1%, from the prior year’s second quarter

•	Annualized Loan Net Charge-Offs of 0.03% was down 0.04 percentage points from the end of the prior quarter

•	Tier 1 Leverage Ratio of 9.35% was up 0.29 percentage points from the end of the prior quarter

Company management will conduct an investor call at 11:00 a.m. (ET) today, July 31, 2023, to discuss the second quarter 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/4bGKa4M5koZ.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company focused on four main business lines – banking, benefits administration, insurance services and wealth management with total assets of $15.1 billion. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Second Quarter 2023 Results

SYRACUSE, N.Y. — July 31, 2023

Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2023 net income of $48.3 million, or $0.89 per fully-diluted share and operating net income, a non-GAAP measure, of $49.1 million, or $0.91 per fully-diluted share.

"We are pleased with the performance of our Company in the second quarter," commented Mark E. Tryniski, President and CEO. "Earnings per share of $0.89 for the quarter were $0.16 higher than the second quarter of 2022 and $0.78 higher than the linked first quarter of 2023. Operating earnings per share of $0.91 for the quarter were $0.06 higher than the prior year's second quarter and $0.05 higher than the first quarter of 2023. Operating revenues across all lines of business remained strong in the quarter, with noninterest revenues contributing 37.6% of the revenue. Total banking segment revenues were up $6.6 million, or 5.5%, over the prior year's second quarter, while financial services business revenues were up $1.4 million, or 3.1%, over the same period. Net interest margin was stable and the Company's cycle-to-date deposit beta remained low at just 10%. The Company's employee benefit services, insurance services and wealth management services businesses contributed $48.3 million in revenues in the second quarter, which represents 73.2% of total noninterest revenues of $66.0 million and 27.5% of total revenues of $175.3 million. Asset quality remained strong as annualized net charge-offs were only three basis points in the quarter. Total operating expenses, which excludes acquisition-related expenses, were up $6.0 million, or 5.6%, from the second quarter of 2022, but were $2.0 million, or 1.7%, lower than the linked first quarter. Total loans outstanding were up $188.4 million, or 2.1%, during the quarter, marking the eighth consecutive quarter of loan growth. Although higher interest rates, decreasing money supply and more acute competition from banks and non-depository institutions are expected to continue to be a challenge over the next few quarters, we believe the Company is well positioned to continue to outperform the banking industry as a whole. The Company's deposits are well diversified across customer segments and approximately 72% of total deposits were in checking and savings accounts at the end of the second quarter. We believe the Company's strong core deposit base, in combination with its strong liquidity profile, capital, asset quality and diversified revenue profile provide a solid foundation for future opportunities and growth."

Second Quarter 2023 Performance Highlights

Operating Performance

•       GAAP EPS

o      $0.89 per share, up from $0.73 per share for the second quarter of 2022

•       Operating EPS (non-GAAP)

o      $0.91 per share, up $0.06 per share from the second quarter of 2022

•       Adjusted Pre-Tax, Pre-Provision Net Revenue Per Share (non-GAAP)

o      $1.17 per share, up $0.04 per share from the second quarter of 2022

Return Metrics	• Return on Assets / Return on Assets – Operating (non-GAAP) o 1.28% / 1.30% • Return on Equity / Return on Equity – Operating (non-GAAP) o 11.86% / 12.06%

Revenues

•       Total Revenues

o      $175.3 million, up $8.0 million, or 4.8%, from the second quarter of 2022

•       Noninterest Revenues

o      $66.0 million, up $1.9 million, or 2.9%, from the second quarter of 2022

•       Noninterest Revenues/Operating Revenues (FTE)

o      37.6%

Net Interest Income and Net Interest Margin

•       Net Interest Income

o      $109.3 million, up $6.1 million, or 6.0%, from the second quarter of 2022 and down $1.7 million, or 1.6%, from the first quarter of 2023

•       Net Interest Margin (Fully Tax-Equivalent) (non-GAAP)

o      3.18%, down two basis points from 3.20% for the first quarter of 2023 and up 29 basis points from 2.89% for the second quarter of 2022

Balance Sheet and Funding

•       Total Loans

o      Up $188.4 million, or 2.1%, from March 31, 2023 and up $1.03 billion, or 12.6%, from one year ago

•       Total Deposits

o      Down $238.9 million, or 1.8%, from March 31, 2023

•       Total Deposit Funding Costs / Total Cost of Funds

o      0.59% / 0.67%

Risk Metrics	• Annualized Loan Net Charge-Offs o 0.03% • Tier 1 Leverage Ratio o 9.35% • Loan-to-deposit ratio o 71.2% • Non-owner occupied commercial real estate / total bank-level capital o 180%

Second Quarter 2023 Business Segment Highlights

Banking	• Total Revenues of $127.0 million, up $6.6 million, or 5.5%, from the second quarter of 2022, primarily due to higher net interest income, and up $51.6 million, or 68.5%, from the first quarter of 2023, primarily due to the impact of $52.3 million of investment security losses realized in connection with the Company’s balance sheet repositioning during the prior quarter.

Employee Benefit Services	• Total Revenues of $28.6 million, down $0.4 million, or 1.2%, from the second quarter of 2022 and down $0.8 million, or 2.8%, from the first quarter of 2023.

Insurance Services	• Total Revenues of $11.9 million, up $2.1 million, or 21.3%, from the second quarter of 2022 and up $0.3 million, or 2.9%, from the first quarter of 2023.

Wealth Management Services	• Total Revenues of $7.9 million, down $0.3 million, or 3.5%, from the second quarter of 2022 and down $0.4 million, or 4.7%, from the first quarter of 2023.

Results of Operations

The Company reported second quarter 2023 net income of $48.3 million, or $0.89 per fully-diluted share. This compares to $39.8 million of net income, or $0.73 per fully-diluted share for the second quarter of 2022. The $0.16 increase in earnings per share was reflective of increases in net interest income and noninterest revenues and decreases in the provision for credit losses and fully-diluted shares outstanding, partially offset by increases in operating expenses and income taxes. Comparatively, the Company recorded $0.11 in fully-diluted earnings per share for the linked first quarter of 2023, which was negatively impacted by $0.75 per share of realized losses on investment security sales made as part of a strategic balance sheet repositioning.

Net Interest Income and Net Interest Margin

The Company’s eighth consecutive quarter of loan growth and a rising rate environment supported year-over-year growth in net interest income and net interest margin expansion that more than offset higher funding costs.

•	Net interest income in the second quarter of 2023 was $109.3 million, up $6.1 million, or 6.0%, compared to the second quarter of 2022, but was down $1.7 million, or 1.6%, from the first quarter of 2023.

•	Second quarter tax-equivalent net interest margin, a non-GAAP measure, of 3.18% increased by 29 basis points from the second quarter of 2022 primarily as a result of higher yields on interest-earning assets, partially offset by higher rates paid on interest-bearing liabilities.

•	The yield on interest-earning assets increased 85 basis points to 3.82% in the second quarter of 2023 from the prior year’s second quarter primarily as a result of higher loan yields due to market-related increases in interest rates on new loans, a significant increase in variable and adjustable rate loan yields driven by rising market interest rates, including the prime rate, and a high level of new loan originations.

•	The cost of interest-bearing liabilities increased 81 basis points to 0.94% in the second quarter of 2023 from the second quarter of 2022 driven by higher deposit and borrowing rates.

•	On a linked quarter basis, tax-equivalent net interest margin, a non-GAAP measure, decreased by two basis points as the cost of funds increased 23 basis points, including a 32 basis point increase in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased 19 basis points.

Noninterest Revenues

The Company’s banking and financial services (employee benefit services, insurance services and wealth management services) noninterest revenue streams reduce dependence on net interest income, continue to be strong, diverse and provide a solid foundation for future opportunities and growth.

•	Banking noninterest revenues increased $0.4 million, or 2.6%, from $17.3 million in the second quarter of 2022 to $17.7 million in the second quarter of 2023.

•	Employee benefit services revenues for the second quarter of 2023 were $28.6 million, down $0.4 million, or 1.2%, in comparison to the second quarter of 2022 driven primarily by a decline in asset-based fees reflecting the impact of lower financial market valuations.

•	Insurance services revenues for the second quarter of 2023 were $11.9 million, which represents a $2.1 million, or 21.3%, increase versus the prior year’s second quarter, reflective primarily of a strong premium market and organic growth.

•	Wealth management services revenues for the second quarter of 2023 were $7.9 million, down from $8.1 million in the second quarter of 2022, primarily driven by more challenging investment market conditions.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on expense management. For the remaining two quarters of 2023, management anticipates that total operating expenses, excluding any future acquisition activities, will remain generally in line with first and second quarter levels.

•	The Company recorded $113.0 million in total operating expenses in the second quarter of 2023, compared to $110.4 million of total operating expenses in the prior year’s second quarter, mainly driven by higher salaries and employee benefits, data processing and communications expenses, business development and marketing and other expenses, partially offset by lower acquisition expenses.

•	The $2.6 million, or 4.0%, increase in salaries and benefits expense was primarily driven by merit and market-related increases in employee wages and acquisition-related and other additions to staffing.

•	The $0.7 million, or 5.0%, increase in data processing and communications expenses is reflective of the Company’s continued investment in customer-facing and back-office digital technologies.

•	Business development and marketing expenses increased $1.0 million, or 26.3%, due to the Company’s investment in digital marketing automation technologies and higher levels of targeted advertisements intended to generate deposits.

•	Other expenses were up $2.1 million, or 36.5%, due to increases in insurance and travel-related expenses along with incremental expenses associated with operating an expanded franchise subsequent to the Elmira acquisition in May of 2022.

•	The effective tax rate for the second quarter of 2023 was 21.4%, down slightly from 21.6% in the second quarter of 2022.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remains strong.

•	The Company’s total assets were $15.11 billion at June 30, 2023, representing a $379.8 million, or 2.5%, decrease from one year prior and a $147.9 million, or 1.0%, decrease from the end of the first quarter of 2023. The decrease in the Company’s total assets during the prior twelve-month period was primarily driven by the sales and maturities of certain available-for-sale investment securities, partially offset by organic loan growth.

•	At June 30, 2023, the Company’s readily available sources of liquidity totaled $4.27 billion, including cash and cash equivalents balances, net of float, of $120.4 million, investment securities unpledged as collateral totaling $1.08 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.65 billion and $1.42 billion of funding availability at the Federal Reserve Bank’s discount window.

•	The available sources of immediately available liquidity represent over 200% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.

•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of second quarter ending total deposits.

Deposits and Funding

The Company maintains a solid core deposit base with low funding costs.

•	Ending deposits at June 30, 2023 of $12.87 billion were $238.9 million, or 1.8%, lower than the first quarter of 2023 and $486.0 million, or 3.6%, lower than one year prior.

•	Ending borrowings of $484.8 million at June 30, 2023 increased $104.5 million, or 27.5%, from March 31, 2023 and increased $172.3 million, or 55.1%, from a year prior due, in part, to the funding of strong loan growth.

•	The Company’s average cost of funds was up 58 basis points, from 0.09% in the second quarter of 2022 to 0.67% in the second quarter of 2023, while the average cost of total deposits remained relatively low at 0.59% for the quarter.

•	Through the end of the second quarter, the Company’s cycle-to-date deposit beta was 10% and the cycle-to-date total funding beta was 12%. The target Federal Funds rate has increased 500 basis points since December 31, 2021, while the Company’s total deposit costs and total funding costs increased 51 basis points and 58 basis points, respectively, over the same period.

•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 63% consumer, 26% business and 11% municipal at the end of the current quarter, and broadly dispersed with an average deposit account balance of under $20,000.

•	72% of the Company’s total deposits were in checking and savings accounts at the end of the second quarter and the Company does not currently utilize brokered or wholesale deposits. 10% of the Company’s total deposits were in time deposit accounts at the end of the second quarter, up two percentage points from the end of the prior year’s second quarter and the end of the first quarter of 2023 primarily due to the movement of individual’s deposits from non-time to time accounts.

Loans and Credit Quality

The Company’s in-footprint based loan portfolio is growing and diversified with a core focus on credit quality.

•	Ending loans at June 30, 2023 of $9.17 billion were $188.4 million, or 2.1%, higher than March 31, 2023 and $1.03 billion, or 12.6%, higher than one year prior with the year-over-year growth driven by increases in all loan categories due to net organic growth.

•	At June 30, 2023, the Company’s allowance for credit losses totaled $63.3 million, or 0.69% of total loans outstanding compared to $63.2 million, or 0.70% of total loans outstanding, at the end of the first quarter of 2023 and $55.5 million, or 0.68% of total loans outstanding, at June 30, 2022.

•	Reflective of an increase in loans outstanding and a stable economic forecast, the Company recorded a $0.8 million provision for credit losses during the second quarter of 2023. While certain macroeconomic concerns are emerging related to non-owner occupied commercial real estate, the Company’s exposure to this portfolio remains relatively low at 180% of total bank-level capital.

•	The Company recorded net charge-offs of $0.7 million, or an annualized 0.03% of average loans, in the second quarter of 2023 compared to net charge-offs of $0.4 million, or an annualized 0.02% of average loans, in the second quarter of 2022 and net charge-offs of $1.5 million, or an annualized 0.07% of average loans, in the first quarter of 2023.

•	Total delinquent loans, which includes nonperforming loans and loans 30 or more days delinquent, to total loans outstanding was 0.83% at the end of the second quarter of 2023. This compares to 0.75% at the end of the second quarter of 2022 and 0.73% at the end of the first quarter of 2023.

•	At June 30, 2023, nonperforming (90 or more days past due and non-accruing) loans decreased to $33.3 million, or 0.36%, of total loans outstanding compared to $33.8 million, or 0.38%, of total loans outstanding at the end of the first quarter of 2023 and $37.1 million, or 0.46%, of total loans outstanding one year earlier.

•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.47% of total loans outstanding at June 30, 2023, up from 0.35% at the end of the first quarter of 2023 and 0.29% one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its historically strong earnings performance, diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At June 30, 2023, all of the Company’s and the Bank’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.62 billion at June 30, 2023 was $44.3 million, or 2.7%, lower than one year ago despite strong earnings retention primarily because of a $76.1 million decline in accumulated other comprehensive income related to the Company’s investment securities portfolio due to higher market interest rates. Shareholders’ equity was down $16.6 million, or 1.0%, from March 31, 2023, primarily driven by a $33.3 million decrease in accumulated other comprehensive income related to the Company’s investment securities portfolio.

•	The Company’s tier 1 leverage ratio was 9.35% at June 30, 2023, which substantially exceeds the regulatory well-capitalized standard of 5.0%.

•	The Company’s shareholders’ equity to assets ratio (GAAP) was 10.71% at June 30, 2023, down slightly from 10.73% at June 30, 2022, but consistent with 10.71% at March 31, 2023.

•	The Company’s net tangible equity to net tangible assets ratio (non-GAAP) was 5.34% at June 30, 2023, down slightly from 5.40% a year earlier and 5.41% at the end of the first quarter of 2023. The decrease in the net tangible equity to net tangible assets ratio (non-GAAP) from one year prior was primarily driven by a $28.5 million, or 3.6%, decrease in tangible equity due to the aforementioned decline in accumulated other comprehensive income related to the Company’s investment securities portfolio, partially offset by a $363.9 million, or 2.5%, decrease in tangible assets due primarily to the aforementioned sales and maturities of certain available-for-sale investment securities.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of our commitment to provide consistent and favorable long term returns to our shareholders, and it reflects the continued strength of our current operating results and capital position, and our confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2023 marked the 31st consecutive year of dividend increases for the Company.

•	During the second quarter of 2023, the Company declared a quarterly cash dividend of $0.44 per share on its common stock, up 2.3% from the $0.43 dividend declared in the second quarter of 2022.

•	On July 19, 2023, the Company announced an additional one cent, or 2.3%, increase in the quarterly dividend to $0.45 per share on its common stock, payable on October 10, 2023 to shareholders of record as of September 15, 2023, representing an annualized yield of 3.4% based upon the $52.59 closing price of the Company’s stock on July 28, 2023. This increase marked the 31st consecutive year of dividend increases for the Company.

•	As previously announced, in December 2022 the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2023. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 400,000 shares repurchased pursuant to the 2023 stock repurchase program in the first six months of 2023, including 200,000 shares in the second quarter of 2023.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating,” “adjusted” and “tangible” basis, from which it excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts), accretion on non-purchased credit deteriorated (“PCD”) loans, expenses associated with acquisitions, acquisition-related provision for credit losses, acquisition-related contingent consideration adjustments, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities. In addition, the Company provides supplemental reporting for “adjusted pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest margin is a non-GAAP measure, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release. Diluted adjusted net earnings per share, a non-GAAP measure, were $0.95 in the second quarter of 2023, compared to $0.89 in the second quarter of 2022 and $0.90 in the first quarter of 2023. Adjusted pre-tax, pre-provision net revenue per share, a non-GAAP measure, was $1.17 in the second quarter of 2023, compared to $1.13 in the second quarter of 2022 and $1.16 in the first quarter of 2023.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, July 31, 2023, to discuss the second quarter 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/4bGKa4M5koZ.

This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company focused on four main business lines – banking, benefits administration, insurance services and wealth management with total assets of $15.1 billion. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on housing prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; containing costs and expenses; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.communitybanksystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Earnings
Loan income	$107,275	$77,959	$207,637	$150,473
Investment income	24,349	28,216	49,869	53,398
Total interest income	131,624	106,175	257,506	203,871
Interest expense	22,345	3,034	37,197	5,858
Net interest income	109,279	103,141	220,309	198,013
Acquisition-related provision for credit losses	0	3,927	0	3,927
Provision for credit losses	752	2,111	4,252	3,017
Net interest income after provision for credit losses	108,527	97,103	216,057	191,069
Deposit service and other banking fees	17,740	17,008	33,896	33,902
Mortgage banking	11	269	286	424
Employee benefit services	28,565	28,921	57,949	58,501
Insurance services	11,860	9,780	23,382	20,189
Wealth management services	7,858	8,141	16,103	16,774
Loss on sales of investment securities	0	0	(52,329)	0
Gain on debt extinguishment	0	0	242	0
Unrealized loss on equity securities	(50)	(22)	(50)	(20)
Total noninterest revenues	65,984	64,097	79,479	129,770
Salaries and employee benefits	68,034	65,398	139,521	127,046
Data processing and communications	14,291	13,611	27,420	26,270
Occupancy and equipment	10,453	10,424	21,477	21,376
Amortization of intangible assets	3,705	3,851	7,372	7,583
Legal and professional fees	3,102	3,385	8,303	7,002
Business development and marketing	4,567	3,616	7,468	6,359
Acquisition-related contingent consideration adjustment	1,000	400	1,000	400
Acquisition expenses	(1)	3,960	56	4,259
Other	7,887	5,779	14,473	9,936
Total operating expenses	113,038	110,424	227,090	210,231
Income before income taxes	61,473	50,776	68,446	110,608
Income taxes	13,182	10,971	14,357	23,748
Net income	$48,291	$39,805	$54,089	$86,860
Basic earnings per share	$0.90	$0.74	$1.00	$1.61
Diluted earnings per share	$0.89	$0.73	$1.00	$1.60

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$107,275	$100,362	$96,168	$88,434	$77,959
Investment income	24,349	25,520	27,815	27,441	28,216
Total interest income	131,624	125,882	123,983	115,875	106,175
Interest expense	22,345	14,852	11,760	5,481	3,034
Net interest income	109,279	111,030	112,223	110,394	103,141
Acquisition-related provision for credit losses	0	0	0	0	3,927
Provision for credit losses	752	3,500	2,768	5,061	2,111
Net interest income after provision for credit losses	108,527	107,530	109,455	105,333	97,103
Deposit service and other banking fees	17,740	16,156	19,228	18,364	17,008
Mortgage banking	11	275	(205)	171	269
Employee benefit services	28,565	29,384	29,023	27,884	28,921
Insurance services	11,860	11,522	8,290	11,332	9,780
Wealth management services	7,858	8,245	7,390	7,502	8,141
Loss on sales of investment securities	0	(52,329)	0	0	0
Gain on debt extinguishment	0	242	0	0	0
Unrealized loss on equity securities	(50)	0	(20)	(4)	(22)
Total noninterest revenues	65,984	13,495	63,706	65,249	64,097
Salaries and employee benefits	68,034	71,487	64,103	66,190	65,398
Data processing and communications	14,291	13,129	13,645	14,184	13,611
Occupancy and equipment	10,453	11,024	10,673	10,364	10,424
Amortization of intangible assets	3,705	3,667	3,794	3,837	3,851
Legal and professional fees	3,102	5,201	3,822	3,194	3,385
Business development and marketing	4,567	2,901	3,120	3,616	3,616
Acquisition-related contingent consideration adjustment	1,000	0	(700)	0	400
Acquisition expenses	(1)	57	353	409	3,960
Other	7,887	6,586	7,042	6,391	5,779
Total operating expenses	113,038	114,052	105,852	108,185	110,424
Income before income taxes	61,473	6,973	67,309	62,397	50,776
Income taxes	13,182	1,175	14,779	13,706	10,971
Net income	$48,291	$5,798	$52,530	$48,691	$39,805
Basic earnings per share	$0.90	$0.11	$0.97	$0.90	$0.74
Diluted earnings per share	$0.89	$0.11	$0.97	$0.90	$0.73
Profitability
Return on assets	1.28%	0.15%	1.33%	1.24%	1.03%
Return on equity	11.86%	1.49%	14.12%	11.49%	9.16%
Return on tangible equity(2) (non-GAAP)	24.89%	3.26%	33.73%	23.76%	17.61%
Noninterest revenues/total revenues (GAAP)	37.6%	10.8%	36.2%	37.1%	38.3%
Noninterest revenues/operating revenues (FTE)(1) (non-GAAP)	37.6%	37.1%	36.2%	37.2%	38.3%
Efficiency ratio (GAAP)	64.5%	91.6%	60.2%	61.6%	66.0%
Operating efficiency ratio (non-GAAP)	61.7%	62.5%	58.2%	59.3%	61.1%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Components of Net Interest Margin (FTE)
Loan yield	4.75%	4.59%	4.39%	4.22%	4.05%
Cash equivalents yield	4.27%	3.49%	2.83%	1.76%	0.65%
Investment yield	2.07%	2.01%	1.85%	1.80%	1.81%
Earning asset yield	3.82%	3.63%	3.34%	3.18%	2.97%
Interest-bearing deposit rate	0.84%	0.45%	0.26%	0.17%	0.12%
Borrowing rate	2.60%	2.78%	2.63%	1.34%	0.44%
Cost of all interest-bearing funds	0.94%	0.62%	0.47%	0.23%	0.13%
Cost of funds (includes DDA)	0.67%	0.44%	0.33%	0.16%	0.09%
Net interest margin	3.14%	3.17%	2.99%	3.00%	2.86%
Net interest margin (FTE) (non-GAAP)	3.18%	3.20%	3.02%	3.03%	2.89%
Fully tax-equivalent adjustment	$1,080	$1,091	$1,118	$1,118	$1,008
Average Balances
Loans	$9,072,956	$8,884,164	$8,704,051	$8,333,148	$7,725,107
Cash equivalents	28,491	27,775	26,501	25,730	472,671
Taxable investment securities	4,313,875	4,760,089	5,590,538	5,701,691	5,760,399
Nontaxable investment securities	525,314	532,604	545,679	551,610	513,506
Total interest-earning assets	13,940,636	14,204,632	14,866,769	14,612,179	14,471,683
Total assets	15,150,001	15,366,863	15,665,726	15,553,296	15,452,712
Interest-bearing deposits	9,053,199	8,925,555	8,982,442	9,142,333	9,268,859
Borrowings	523,585	717,788	879,194	481,657	310,674
Total interest-bearing liabilities	9,576,784	9,643,343	9,861,636	9,623,990	9,579,533
Noninterest-bearing deposits	3,836,341	4,043,494	4,198,086	4,192,615	4,061,738
Shareholders' equity	1,632,992	1,576,717	1,476,093	1,680,525	1,743,410
Balance Sheet Data
Cash and cash equivalents	$222,779	$189,298	$209,896	$247,391	$197,628
Investment securities	4,231,899	4,630,741	5,314,888	5,227,292	5,643,022
Loans:
Business lending	3,833,697	3,747,942	3,645,665	3,494,425	3,331,998
Consumer mortgage	3,072,090	3,019,718	3,012,475	2,975,521	2,903,822
Consumer indirect	1,644,811	1,605,659	1,539,653	1,461,235	1,309,753
Home equity	439,186	432,027	433,996	433,027	425,437
Consumer direct	180,985	176,989	177,605	179,399	173,686
Total loans	9,170,769	8,982,335	8,809,394	8,543,607	8,144,696
Allowance for credit losses	63,284	63,170	61,059	60,363	55,542
Goodwill and intangible assets, net	901,709	900,914	902,837	909,224	917,891
Other assets	644,178	615,835	659,695	727,396	640,138
Total assets	15,108,050	15,255,953	15,835,651	15,594,547	15,487,833
Deposits:
Noninterest-bearing	3,855,085	3,949,801	4,140,617	4,281,859	4,092,073
Non-maturity interest-bearing	7,740,818	8,106,734	7,964,983	8,296,993	8,268,649
Time	1,275,883	1,054,137	906,708	907,469	997,050
Total deposits	12,871,786	13,110,672	13,012,308	13,486,321	13,357,772
Customer repurchase agreements	233,469	304,607	346,652	352,772	223,755
Other borrowings	251,284	75,684	791,123	142,528	88,734
Accrued interest and other liabilities	134,105	130,977	133,863	151,763	155,876
Total liabilities	13,490,644	13,621,940	14,283,946	14,133,384	13,826,137
Shareholders' equity	1,617,406	1,634,013	1,551,705	1,461,163	1,661,696
Total liabilities and shareholders' equity	15,108,050	15,255,953	15,835,651	15,594,547	15,487,833

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Capital and Other
Tier 1 leverage ratio	9.35%	9.06%	8.79%	8.78%	8.65%
Tangible equity/net tangible assets(2)	5.34%	5.41%	4.64%	4.08%	5.40%
Loan-to-deposit ratio	71.2%	68.5%	67.7%	63.4%	61.0%
Diluted weighted average common shares O/S	54,008	54,207	54,253	54,290	54,393
Period end common shares outstanding	53,528	53,725	53,737	53,736	53,734
Cash dividends declared per common share	$0.44	$0.44	$0.44	$0.44	$0.43
Book value	$30.22	$30.41	$28.88	$27.19	$30.92
Tangible book value(2)	$14.21	$14.49	$12.93	$11.18	$14.69
Common stock price (end of period)	$46.88	$52.49	$62.95	$60.08	$63.28
Asset Quality
Nonaccrual loans	$29,923	$29,745	$29,245	$28,076	$31,686
Accruing loans 90+ days delinquent	3,395	4,027	4,119	4,416	5,439
Total nonperforming loans	33,318	33,772	33,364	32,492	37,125
Other real estate owned (OREO)	623	508	503	527	619
Total nonperforming assets	33,941	34,280	33,867	33,019	37,744
Net charge-offs	706	1,511	2,054	358	383
Allowance for credit losses/loans outstanding	0.69%	0.70%	0.69%	0.71%	0.68%
Nonperforming loans/loans outstanding	0.36%	0.38%	0.38%	0.38%	0.46%
Allowance for credit losses/nonperforming loans	190%	187%	183%	186%	150%
Net charge-offs/average loans	0.03%	0.07%	0.09%	0.02%	0.02%
Delinquent loans/ending loans	0.83%	0.73%	0.89%	0.71%	0.75%
Provision for credit losses/net charge-offs	106%	232%	135%	1,415%	1,577%
Nonperforming assets/total assets	0.22%	0.22%	0.21%	0.21%	0.24%
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Pre-tax, pre-provision net revenue
Net income (GAAP)	$48,291	$5,798	$52,530	$48,691	$39,805
Income taxes	13,182	1,175	14,779	13,706	10,971
Income before income taxes	61,473	6,973	67,309	62,397	50,776
Provision for credit losses	752	3,500	2,768	5,061	6,038
Pre-tax, pre-provision net revenue (non-GAAP)	62,225	10,473	70,077	67,458	56,814
Acquisition expenses	(1)	57	353	409	3,960
Acquisition-related contingent consideration adjustment	1,000	0	(700)	0	400
Loss on sales of investment securities	0	52,329	0	0	0
Gain on debt extinguishment	0	(242)	0	0	0
Unrealized loss on equity securities	50	0	20	4	22
Adjusted pre-tax, pre-provision net revenue (non-GAAP)	$63,274	$62,617	$69,750	$67,871	$61,196

Pre-tax, pre-provision net revenue per share
Diluted earnings per share (GAAP)	$0.89	$0.11	$0.97	$0.90	$0.73
Income taxes	0.25	0.02	0.27	0.25	0.20
Income before income taxes	1.14	0.13	1.24	1.15	0.93
Provision for credit losses	0.01	0.07	0.06	0.10	0.12
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.15	0.20	1.30	1.25	1.05
Acquisition expenses	0.00	0.00	0.00	0.00	0.07
Acquisition-related contingent consideration adjustment	0.02	0.00	(0.01)	0.00	0.01
Loss on sales of investment securities	0.00	0.96	0.00	0.00	0.00
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Adjusted pre-tax, pre-provision net revenue per share (non-GAAP)	$1.17	$1.16	$1.29	$1.25	$1.13

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Net income
Net income (GAAP)	$48,291	$5,798	$52,530	$48,691	$39,805
Acquisition expenses	(1)	57	353	409	3,960
Tax effect of acquisition expenses	0	(12)	(78)	(90)	(856)
Subtotal (non-GAAP)	48,290	5,843	52,805	49,010	42,909
Acquisition-related contingent consideration adjustment	1,000	0	(700)	0	400
Tax effect of acquisition-related contingent consideration adjustment	(214)	0	154	0	(86)
Subtotal (non-GAAP)	49,076	5,843	52,259	49,010	43,223
Acquisition-related provision for credit losses	0	0	0	0	3,927
Tax effect of acquisition-related provision for credit losses	0	0	0	0	(848)
Subtotal (non-GAAP)	49,076	5,843	52,259	49,010	46,302
Loss on sales of investment securities	0	52,329	0	0	0
Tax effect of loss on sales of investment securities	0	(11,171)	0	0	0
Subtotal (non-GAAP)	49,076	47,001	52,259	49,010	46,302
Gain on debt extinguishment	0	(242)	0	0	0
Tax effect of gain on debt extinguishment	0	52	0	0	0
Subtotal (non-GAAP)	49,076	46,811	52,259	49,010	46,302
Unrealized loss on equity securities	50	0	20	4	22
Tax effect of unrealized loss on equity securities	(11)	0	(4)	(1)	(5)
Operating net income (non-GAAP)	49,115	46,811	52,275	49,013	46,319
Amortization of intangibles	3,705	3,667	3,794	3,837	3,851
Tax effect of amortization of intangibles	(793)	(783)	(833)	(843)	(832)
Subtotal (non-GAAP)	52,027	49,695	55,236	52,007	49,338
Acquired non-PCD loan accretion	(886)	(1,079)	(1,138)	(1,397)	(1,023)
Tax effect of acquired non-PCD loan accretion	190	230	250	307	221
Adjusted net income (non-GAAP)	$51,331	$48,846	$54,348	$50,917	$48,536

Return on average assets
Adjusted net income (non-GAAP)	$51,331	$48,846	$54,348	$50,917	$48,536
Average total assets	15,150,001	15,366,863	15,665,726	15,553,296	15,452,712
Adjusted return on average assets (non-GAAP)	1.36%	1.29%	1.38%	1.30%	1.26%

Return on average equity
Adjusted net income (non-GAAP)	$51,331	$48,846	$54,348	$50,917	$48,536
Average total equity	1,632,992	1,576,717	1,476,093	1,680,525	1,743,410
Adjusted return on average equity (non-GAAP)	12.61%	12.56%	14.61%	12.02%	11.17%

Net interest margin
Net interest income	$109,279	$111,030	$112,223	$110,394	$103,141
Total average interest-earnings assets	13,940,636	14,204,632	14,866,769	14,612,179	14,471,683
Net interest margin	3.14%	3.17%	2.99%	3.00%	2.86%

Net interest margin (FTE)
Net interest income	$109,279	$111,030	$112,223	$110,394	$103,141
Fully tax-equivalent adjustment	1,080	1,091	1,118	1,118	1,008
Fully tax-equivalent net interest income	110,359	112,121	113,341	111,512	104,149
Total average interest-earnings assets	13,940,636	14,204,632	14,866,769	14,612,179	14,471,683
Net interest margin (FTE) (non-GAAP)	3.18%	3.20%	3.02%	3.03%	2.89%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Earnings per common share
Diluted earnings per share (GAAP)	$0.89	$0.11	$0.97	$0.90	$0.73
Acquisition expenses	0.00	0.00	0.00	0.00	0.07
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	(0.02)
Subtotal (non-GAAP)	0.89	0.11	0.97	0.90	0.78
Acquisition-related contingent consideration adjustment	0.02	0.00	(0.01)	0.00	0.01
Tax effect of acquisition-related contingent consideration adjustment	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.11	0.96	0.90	0.79
Acquisition-related provision for credit losses	0.00	0.00	0.00	0.00	0.07
Tax effect of acquisition-related for provision credit losses	0.00	0.00	0.00	0.00	(0.01)
Subtotal (non-GAAP)	0.91	0.11	0.96	0.90	0.85
Loss on sales of investment securities	0.00	0.96	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	(0.21)	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.86	0.96	0.90	0.85
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Tax effect of gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.86	0.96	0.90	0.85
Unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized loss on equity securities	0.00	0.00	0.00	0.00	0.00
Operating diluted earnings per share (non-GAAP)	0.91	0.86	0.96	0.90	0.85
Amortization of intangibles	0.07	0.07	0.07	0.07	0.07
Tax effect of amortization of intangibles	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)
Subtotal (non-GAAP)	0.97	0.92	1.01	0.95	0.90
Acquired non-PCD loan accretion	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Tax effect of acquired non-PCD loan accretion	0.00	0.00	0.01	0.01	0.01
Diluted adjusted net earnings per share (non-GAAP)	$0.95	$0.90	$1.00	$0.94	$0.89

Noninterest operating expenses
Noninterest expenses (GAAP)	$113,038	$114,052	$105,852	$108,185	$110,424
Amortization of intangibles	(3,705)	(3,667)	(3,794)	(3,837)	(3,851)
Acquisition expenses	1	(57)	(353)	(409)	(3,960)
Acquisition-related contingent consideration adjustment	(1,000)	0	700	0	(400)
Total adjusted noninterest expenses (non-GAAP)	$108,334	$110,328	$102,405	$103,939	$102,213

Efficiency ratio (GAAP)
Noninterest expenses (GAAP) – numerator	$113,038	$114,052	$105,852	$108,185	$110,424
Net interest income (GAAP)	109,279	111,030	112,223	110,394	103,141
Noninterest revenues (GAAP)	65,984	13,495	63,706	65,249	64,097
Total revenues (GAAP) – denominator	175,263	124,525	175,929	175,643	167,238
Efficiency ratio (GAAP)	64.5%	91.6%	60.2%	61.6%	66.0%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data (continued)
Operating efficiency ratio (non-GAAP)
Adjusted noninterest expenses (non-GAAP) - numerator	$108,334	$110,328	$102,405	$103,939	$102,213
Fully tax-equivalent net interest income	110,359	112,121	113,341	111,512	104,149
Noninterest revenues	65,984	13,495	63,706	65,249	64,097
Acquired non-PCD loan accretion	(886)	(1,079)	(1,138)	(1,397)	(1,023)
Unrealized loss on equity securities	50	0	20	4	22
Loss on sales of investment securities	0	52,329	0	0	0
Gain on debt extinguishment	0	(242)	0	0	0
Operating revenues (non-GAAP) - denominator	175,507	176,624	175,929	175,368	167,245
Operating efficiency ratio (non-GAAP)	61.7%	62.5%	58.2%	59.3%	61.1%

Balance sheet data
Total assets
Total assets (GAAP)	$15,108,050	$15,255,953	$15,835,651	$15,594,547	$15,487,833
Intangible assets	(901,709)	(900,914)	(902,837)	(909,224)	(917,891)
Deferred taxes on intangible assets	45,003	45,369	46,130	48,893	45,349
Total tangible assets (non-GAAP)	$14,251,344	$14,400,408	$14,978,944	$14,734,216	$14,615,291

Total common equity
Shareholders' equity (GAAP)	$1,617,406	$1,634,013	$1,551,705	$1,461,163	$1,661,696
Intangible assets	(901,709)	(900,914)	(902,837)	(909,224)	(917,891)
Deferred taxes on intangible assets	45,003	45,369	46,130	48,893	45,349
Total tangible common equity (non-GAAP)	$760,700	$778,468	$694,998	$600,832	$789,154

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) - numerator	$1,617,406	$1,634,013	$1,551,705	$1,461,163	$1,661,696
Total assets (GAAP) - denominator	15,108,050	15,255,953	15,835,651	15,594,547	15,487,833
Net shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.71%	10.71%	9.80%	9.37%	10.73%

Net tangible equity-to-assets ratio at quarter end
Total tangible common equity (non-GAAP) - numerator	$760,700	$778,468	$694,998	$600,832	$789,154
Total tangible assets (non-GAAP) - denominator	14,251,344	14,400,408	14,978,944	14,734,216	14,615,291
Net tangible equity-to-assets ratio at quarter end (non-GAAP)	5.34%	5.41%	4.64%	4.08%	5.40%

(1) Excludes loss on sales of investment securities, gain on debt extinguishment and unrealized loss on equity securities.
(2) Includes deferred tax liabilities related to certain intangible assets.

# # #